EXHIBIT 99.1

Emergent Group Inc. Reports Record First Quarter EPS of $0.09 on Sales Increase of 37 Percent

GLENDALE, Calif., May 3, 2006 (PRIMEZONE) -- Emergent Group Inc. (OTCBB:EMGP), a leading provider of mobile medical lasers and surgical equipment, today announced financial results for its first quarter ended March 31, 2006. First quarter revenues increased 37% to a record $3,990,817, compared to revenues of $2,922,523 for the same period in 2005. Net income increased to a record $463,995 or $0.09 per basic share ($0.08 per diluted share) for the quarter, compared to net income of $105,278 or $0.02 per basic and diluted share for the same period in 2005.

Bruce J. Haber, Chairman and CEO, said, "We are extremely gratified that the strategic repositioning of the Company initiated in 2004 continues to show dramatic results. With record first quarter sales versus the same period in 2005, and a 16% increase in sequential growth from the fourth quarter of 2005, we have every expectation for a very good year." He added that "the growth in revenues was primarily the result of stronger sales of new modalities, as well as the successful integration of our recent purchase of certain operating assets of Advantage Medical Services, LLC."

Mr. Haber also stated that "we are particularly pleased with the record $463,995 in earnings achieved in the first quarter, marking the third consecutive quarter of improved year over year profits. Emergent also continues to evaluate acquisition opportunities in an effort to accelerate its performance."

About Emergent Group Inc.

Emergent Group Inc., through its wholly owned subsidiary, PRI Medical Technologies, Inc. ("PRI Medical"), provides mobile laser and surgical equipment on a per procedure basis to hospitals, out-patient surgery centers, and physicians' offices. Surgical equipment is provided to customers along with technical support personnel to ensure that such equipment is operating correctly. PRI Medical currently offers its services in California, Nevada, Colorado, Utah, Arizona and New York. For product and other information, visit PRI Medical's website, http://www.primedical.net.

Forward-Looking Statements:

Statements in this news release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. Such statements may involve various risks and uncertainties, some of which may be discussed in the Company's most recent report on Form 10-KSB and subsequently filed SEC reports. There is no assurance any forward-looking statements will prove accurate, as actual results and future events could differ materially from those presently anticipated.

                 Emergent Group Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                   (Unaudited)
                                                       March 31,
                                                     ------------
                                                         2006
                                                     ------------
                   ASSETS
 Current assets
  Cash                                               $    588,828
  Accounts receivable, net of allowance
   for doubtful accounts of $20,487                     2,045,935
  Inventory, net of reserves of $77,402                   666,766
  Prepaid expenses                                        140,258
                                                     ------------

    Total current assets                                3,441,787

 Property and equipment, net
  of accumulated depreciation and
  amortization of $4,063,538                            2,370,251
 Goodwill                                               1,193,915
 Other intangible assets, net of accumulated
  amortization of $71,411                                 194,875
 Deposits and other assets                                161,713
                                                     ------------
 Total assets                                        $  7,362,541
                                                     ============

    LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities
  Current portion of capital lease obligations       $    615,725
  Current portion of notes payable                        437,129
  Line of credit                                               --
  Accounts payable                                        899,630
  Accrued expenses                                      1,060,842
                                                     ------------

   Total current liabilities                            3,013,326

 Capital lease obligations, net of current portion        866,841
 Notes payable, net of current portion                    270,303
                                                     ------------

   Total liabilities                                    4,150,470

 Minority interest                                        338,392

 Shareholders' equity
   Preferred stock, $0.001 par value, non-voting
    10,000,000 shares authorized, no shares
    issued and outstanding                                     --
   Common stock, $0.04 par value,
    100,000,000 shares authorized 5,451,631 and
    4,744,551 shares issued and outstanding               218,065
   Additional paid-in capital                          14,866,025
   Deferred compensation, net of accumulated
    amortization of $51,403                              (162,902)
   Accumulated deficit                                (12,047,509)
                                                     ------------

     Total shareholders' equity                         2,873,679
                                                     ------------
 Total liabilities and shareholders' equity          $  7,362,541
                                                     ============

 EMERGENT GROUP INC.
 Consolidated Statements of Income
                                                   Three Months Ended
                                                       March 31,
                                             -----------------------------
                                                  2006            2005
                                                       (Unaudited)
                                             -------------   -------------
 Revenue                                     $   3,990,817   $   2,922,523
 Cost of goods sold                              2,439,680       1,968,948
                                             -------------   -------------
 Gross profit                                    1,551,137         953,575

 Selling, general, and administrative
  expenses                                         976,328         799,134
                                             -------------   -------------
 Income from operations                            574,809         154,441

 Other income (expense)                            (14,864  )      (19,001)
                                             -------------   -------------
 Income before provision for income
  taxes and minority interest                      559,945         135,440

 Provision for income taxes                         23,864              --
                                             -------------   -------------
 Net income before minority interest               536,081         135,440

 Minority interest in income of
  consolidated limited liability
  companies                                         72,086          30,162
                                             -------------   -------------
 Net income                                  $     463,995   $     105,278
                                             =============   =============

 Basic earnings per share                    $        0.09   $        0.02
 Diluted earnings per share                  $        0.08   $        0.02

 Basic weighted-average shares outstanding       5,451,631       4,744,551
 Diluted weighted-average shares outstanding     5,816,939       4,744,551

CONTACT:  Emergent Group Inc.
          Investors:
          Bruce J. Haber
          (914) 235-5550, x12
          bhaber@primedical.net